Exhibit 10.10

EXECUTION VERSION

ASSIGNMENT AGREEMENT

This Assignment Agreement, dated as of November 4, 2016, (this “Agreement”), is by and between Barry Diller, an individual (“Diller”), and Liberty Expedia Holdings, Inc., a Delaware corporation (“Splitco”).

WHEREAS, Liberty Interactive Corporation, a Delaware corporation (“Liberty”), has determined to engage in the Split-Off (as defined in the Transaction Agreement) and has received the approval of the holders of Liberty Ventures Series A common stock, par value $0.01 per share, and Liberty Ventures Series B common stock, par value $0.01 per share, to redeem a portion of such shares in order to effect the Split-Off;

WHEREAS, pursuant to Section 3.3 of that certain Amended and Restated Stockholders Agreement, dated as of December 20, 2011 (the “Stockholders Agreement”), Liberty granted Diller the Liberty Proxy (as defined in the Stockholders Agreement) (as assigned to Splitco pursuant to the Stockholders Agreement Assignment, the “Splitco Proxy”);

WHEREAS, Liberty, Splitco, Diller, and the Malone Group have entered into a transaction agreement, dated as of March 24, 2016, as amended and restated as of September 22, 2016, and as may be further amended in accordance with the terms thereof (the “Transaction Agreement”), pursuant to which the parties thereto set forth certain agreements in connection with the Split-Off and the other Transaction Instruments;

WHEREAS, as provided in and in accordance with the terms of the Transaction Agreement, subject to the completion of the Split-Off, prior to or concurrently with the execution of this Agreement, (i) Diller, Splitco and Liberty will enter into an Assignment and Assumption of Governance Agreement with Expedia (the “Governance Agreement Assignment”), pursuant to which, in accordance with Section 5.01 of the Amended and Restated Governance Agreement, dated as of December 20, 2011 (the “Governance Agreement”), among other things, all rights and obligations of Liberty under the Governance Agreement will be assigned to Splitco and Splitco will assume such rights and obligations and Expedia will consent to such assignment, (ii) Liberty, Diller and Splitco will enter into an Assignment and Assumption of Stockholders Agreement (the “Stockholders Agreement Assignment”), pursuant to which, in accordance with Section 5.1 of the Stockholders Agreement, all rights and obligations of Liberty under the Stockholders Agreement will be assigned to Splitco, Splitco will assume such rights and obligations and Diller will consent to such assignment, (iii) Splitco and Diller will enter into Amendment No. 1 to Stockholders Agreement (the “Stockholders Agreement Amendment”) to provide for certain waivers under the Stockholders Agreement, as assigned pursuant to the Stockholders Agreement Assignment, and agreements relating to the voting of Common Shares Beneficially Owned by such parties or with respect to which such parties have the power to vote, and (iv) Diller, John C. Malone (“Malone”) and Leslie Malone (“Mrs. Malone” and together with Malone, the “Malone Group”) will enter into a Proxy and Voting Agreement (the “Malone Proxy”), pursuant to which the Malone Group will until the Proxy Swap Termination Date grant an irrevocable proxy to Diller to vote, subject to certain limitations, the Covered Shares; and

WHEREAS, in connection with the Malone Proxy, Diller and Splitco are entering into this Agreement in order to assign the Splitco Proxy from Diller to Splitco, subject to certain limitations, and to provide for the other matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      CERTAIN DEFINITIONS.

As used in this Agreement, the following terms have the respective meanings set forth below.

“Agreement” has the meaning set forth in the Preamble.

“Amended Stockholders Agreement” means the Stockholders Agreement, as amended by the Stockholders Agreement Assignment and the Stockholders Agreement Amendment.

“Assignment” has the meaning set forth in Section 2(a)(i).

“Beneficial Owner” and “Beneficial Ownership” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Common Shares or any shares of Capital Stock of Expedia which are then entitled to vote generally in the election of directors shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any Equity which may be acquired by such Person (disregarding any legal impediments to such beneficial ownership), whether within sixty (60) days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities issued by Expedia and (ii) no Person shall be deemed to beneficially own any Equity solely as a result of such Person’s execution of any Transaction Instrument (including by virtue of holding a proxy with respect to any shares) or such Person’s filing of any reports, forms or schedules with the Securities and Exchange Commission in connection with any of the matters contemplated hereby or thereby, it being understood that for purposes of this definition Diller does not Beneficially Own the Common Shares subject to the Splitco Proxy.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Certificate” means the Amended and Restated Certificate of Incorporation of Splitco, as in effect at the Effective Time (as the same may be amended from time to time).

“Common Shares” has the meaning set forth in the Stockholders Agreement.

“Covered Shares” has the meaning ascribed to such term in the Malone Proxy.

“Diller” has the meaning set forth in the Preamble.

“Effective Time” has the meaning set forth in the Transaction Agreement.

“Equity” has the meaning given such term in the Amended Stockholders Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expedia” means Expedia, Inc., a Delaware corporation, and any successor by merger, consolidation or other business combination.

“Expedia Reimbursement Agreement” has the meaning set forth in the Transaction Agreement.

“Governance Agreement” has the meaning set forth in the Recitals.

“Governance Agreement Assignment” has the meaning set forth in the Recitals.

“Group” shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

“Letter Agreement” means that certain letter agreement from Diller to Liberty, to be delivered in connection with the Split-Off pursuant to the last sentence of Section 5.1 of the Stockholders Agreement.

“Liberty” has the meaning set forth in the Recitals.

“Malone” has the meaning set forth in the Recitals.

“Malone Group” has the meaning set forth in the Recitals.

“Malone Proxy” has the meaning set forth in the Recitals.

“Mrs. Malone” has the meaning set forth in the Recitals.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Proxy Swap Termination Date” has the meaning assigned to it in the Transaction Agreement.

“Splitco” has the meaning set forth in the Preamble.

“Splitco Bylaws” means the amended and restated bylaws of Splitco as in effect at the Effective Time, as the same may be amended from time to time in compliance with the Certificate and such bylaws.

“Splitco Proxy” has the meaning set forth in the Recitals.

“Split-Off” has the meaning set forth in the Recitals.

“Splitco Stockholder Group” means Splitco and those Subsidiaries (as defined in the Amended Stockholders Agreement) of Splitco that, from time to time, hold Equity subject to the Amended Stockholders Agreement.

“Stockholders Agreement” has the meaning set forth in the Recitals.

“Stockholders Agreement Amendment” has the meaning set forth in the Recitals.

“Stockholders Agreement Assignment” has the meaning set forth in the Recitals.

“Transaction Agreement” has the meaning set forth in the Recitals.

“Transaction Instrument” means any of this Agreement, the Certificate, the Splitco Bylaws, the Malone Proxy, the Stockholders Agreement, the Stockholders Agreement Assignment, the Stockholders Agreement Amendment, the Letter Agreement, the Governance Agreement, the Governance Agreement Assignment, the Transaction Agreement and the other agreements contemplated by the matters contemplated hereby and thereby.

2.                                      ASSIGNMENT OF SPLITCO PROXY.

(a)                                 Assignment.

(i)                                     Effective immediately following the Effective Time until the Proxy Swap Termination Date, subject to the terms and conditions of this Agreement and the other Transaction Instruments, Diller irrevocably assigns all of his rights to vote Common Shares under Section 3.3 of the Stockholders Agreement, as amended by the Stockholders Agreement Assignment, to Splitco, and Splitco accepts such assignment on the terms and conditions set forth herein (the “Assignment”).

(ii)                                  Notwithstanding anything to the contrary set forth herein, the Assignment is personal to Splitco and may not be transferred or further assigned by Splitco without the prior written consent of Diller (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Agreement).

(b)                                 Voting Agreement.  Splitco will (i) vote or not vote (or act or not act by written consent with respect to) all Common Shares Beneficially Owned by Splitco or any member of the Splitco Stockholder Group (or with respect to which Splitco has the power to vote) subject to the terms of the Assignment and this Agreement, the Transaction Agreement, the Certificate and the Amended Stockholders Agreement, (ii) cause a representative to attend all meetings of Expedia stockholders in person or be present by proxy for purposes of obtaining a quorum

(except as otherwise required pursuant to the terms of Section 3(d) of the Transaction Agreement and Article V, Section C of the Certificate), and (iii) execute all written consents in lieu of meetings of Expedia stockholders, as applicable, in each case in accordance with and subject to the terms of the Assignment and this Agreement, the Transaction Agreement, the Certificate and the Amended Stockholders Agreement.

3.                                      REPRESENTATIONS AND WARRANTIES OF SPLITCO.  Splitco hereby represents and warrants to Diller that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and it has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Splitco has been duly authorized by all necessary action on the part of Splitco and no other proceedings on the part of Splitco are necessary to authorize this Agreement, (c) this Agreement has been duly executed and delivered by Splitco and constitutes a valid and binding obligation of Splitco, and, assuming this Agreement constitutes a valid and binding obligation of Diller, is enforceable against Splitco in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (d) neither the execution, delivery or performance of this Agreement by Splitco constitutes a breach or violation of or conflicts with its certificate of incorporation or by-laws (or similar governing documents) or any material agreement to which it is a party and (e) none of such material agreements would impair in any material respect the ability of Splitco to perform its obligations hereunder.

4.                                      REPRESENTATIONS AND WARRANTIES OF DILLER. Diller hereby represents and warrants to Splitco that (a) Diller has the power and authority to enter into this Agreement and to carry out his obligations hereunder, (b) the execution and delivery of this Agreement by Diller has been duly authorized by all necessary action on the part of Diller and no other proceedings on the part of Diller are necessary to authorize this Agreement, (c) this Agreement has been duly executed and delivered by Diller and constitutes a valid and binding obligation of Diller, and, assuming this Agreement constitutes a valid and binding obligation of Splitco, is enforceable against Diller in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity), (d) neither the execution, delivery or performance of this Agreement by Diller constitutes a breach or violation of or conflicts with any provision of any material agreement to which Diller is a party and (e) none of such material agreements would impair in any material respect the ability of Diller to perform his obligations hereunder.

5.                                      TERM; TERMINATION.  This Agreement will terminate upon the Proxy Swap Termination Date, without any requirement to give notice, whereupon the Assignment will be immediately revoked (unless notice of termination is required pursuant to the Transaction Agreement, in which case this Agreement will terminate on the Proxy Swap Termination Date as determined thereby), and the right to vote the Expedia shares subject to the Assignment will revert to and be vested solely in Diller in accordance with and subject to the terms and conditions of the Amended Stockholders Agreement; provided, however, that, nothing in this Section 5 shall relieve any party of any liability for a breach of this Agreement prior to such termination.

6.                                      SPLITCO COVENANT TO COMPLY.  Splitco hereby covenants to Diller that it will comply with the Proxy Swap Certificate and Bylaw Provisions (as defined in the Transaction Agreement).

7.                                      MISCELLANEOUS.

(a)                                 Remedies.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.  In the event that a party institutes any suit or action under this Agreement, including for specific performance or injunctive relief pursuant to this Section 7, the prevailing party in such proceeding shall be entitled to receive the costs incurred thereby in conducting the suit or action, including reasonable fees and expenses of counsel, accountants, consultants and other experts.

(b)                                 Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further actions as the other party may reasonably request in order to evidence or effectuate the matters contemplated hereby and to otherwise carry out the intent of the parties hereunder.

(c)                                  Expenses.  Except as otherwise provided in any Transaction Instrument, all costs and expenses incurred in connection with the matters contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(d)                                 Governing Law; Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the matters contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District

Court for the District of Delaware. The parties hereto hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided herein or in such other manner as may be permitted by Law shall be valid and sufficient service thereof. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(e)                                  Assignment; Successors.  Except as otherwise provided herein, neither this Agreement nor any of the rights or obligations under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger whose purpose is not to avoid the provisions of this Agreement), by a party without the prior written consent of the other party hereto. Any assignment in violation of the foregoing shall be void ab initio.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

(f)                                   Entire Agreement; No Third-Party Beneficiaries.  Except as otherwise expressly set forth herein or therein, (i) this Agreement and (ii) the other Transaction Instruments and the Expedia Reimbursement Agreement, including any exhibits and schedules thereto, (x) embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof or thereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way and (y) are not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the parties hereto and their respective successors and permitted assigns.

(g)                                  Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) upon transmission by electronic mail or facsimile transmission as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (x) national overnight courier or (y) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (iii) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (iv) on the next Business Day if transmitted by national overnight courier, in each case as set forth to the parties as set forth below:

If to Splitco, to:

Liberty Expedia Holdings, Inc.
12300 Liberty Boulevard
Englewood, CO 80112
Facsimile:	(720) 875-5401

Attention:	Richard N. Baer
E-Mail:

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112
Facsimile: (212) 259-2500
Attention:	Frederick H. McGrath
Renee L. Wilm
E-Mail:	frederick.mcgrath@bakerbotts.com
renee.wilm@bakerbotts.com

If to Diller, to:

c/o Arrow Investments, Inc.
555 West 18th Street
New York, NY 10011
Attention:	Barry Diller
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Andrew J. Nussbaum, Esq.
Facsimile:	(212) 403-2000
E-mail:	AJNussbaum@wlrk.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.

(h)                                 Severability.  Whenever possible, each provision (or portion thereof) of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision (or portion thereof) of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then (subject to Section 5 hereof) such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(i)                                     Amendments and Waivers.  This Agreement may not be amended, modified, or waived except in a written instrument executed by the parties. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(j)                                    No Implied Waivers.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein or made pursuant hereto.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(k)                                 Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  In the event of any ambiguity or claimed ambiguity in any provision of a Subject Instrument (as defined in the Transaction Agreement), such provision shall be construed in light of the purpose acknowledged and agreed by the parties that Diller’s rights and interests, including without limitation with respect to the control of Expedia by virtue of the Splitco Proxy, shall not be affected or changed by any of the Subject Instruments, except to the extent specifically set forth therein.

(l)                                     Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this agreement as of the date first above written.

LIBERTY EXPEDIA HOLDINGS, INC.

By:	/s/ Richard N. Baer
Name: Richard N. Baer
Title: Chief Legal Officer

/s/ Barry Diller
Barry Diller

[Signature Page to Diller Assignment]